UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 14, 2005 (October 10, 2005)

Date of Report (Date of earliest event reported)
QUOVADX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29273	85-0373486

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7600 E. Orchard Road, Suite 300S
Greenwood Village, CO 80111

(Address of principal executive offices)
(303) 488-2019

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 10, 2005, the Compensation Committee of the Board of Directors of Quovadx, Inc. (the “Company”) approved a 5% increase to the annual base salary of Harvey A. Wagner, the Company’s President and Chief Executive Officer, an amount equal to $20,000 per year. The salary increase is effective as of October 9, 2005. The Committee made no other changes to Mr. Wagner’s compensation plan.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 14, 2005

QUOVADX, INC.
By:	/s/ Linda K. Wackwitz
Linda K. Wackwitz
Secretary